UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 15, 2014

DECISIONPOINT SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-54200	37-1644635
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8697 Research Drive
Irvine, CA 92618
(Address of principal executive offices) (Zip code)

(949) 465-0065
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

  Item 5.02  Departure of Directors or Certain Officers.

On August 15, 2014, Nicholas Toms, a director of DecisionPoint Systems, Inc. (the “Registrant”) and the Chief Executive Officer of the Registrant, who has been on leave from his duties as an officer since July 2014 (see the Registrant’s Current Report on Form 8-K dated July 10, 2014), resigned from his positions as Chief Executive Officer, President and member of the board of directors of the Registrant, effective immediately. His resignation was not as a result of any disagreement with the Registrant on any matter relating to the Registrant’s operations, policies or practices.

 Dan Romanello, who served from August 2013 until July 2014 as the Executive Advisor to the CEO and upon the beginning of Mr. Toms’ leave was assigned Mr. Toms’ duties as an officer on an interim basis, has been named Acting Chief Executive Officer by the Registrant’s board of directors. The directors have commenced a search for a new, permanent Chief Executive Officer.

Also on August 15, 2014, the Registrant issued a press release announcing Mr. Toms’ resignation.  A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated August 15, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DECISIONPOINT SYSTEMS, INC.

Dated: August 15, 2014	By:	/s/ Michael P. Roe
Name: Michael P. Roe
Title: Chief Financial Officer

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